Exhibit 99.1

NeuroPace Provides Update on Tariff Status

— Minimal expected impact to operations and financial results —

— Company to report first quarter 2025 financial results on May 13, 2025 —

Mountain View, Calif. – April 14, 2025 – NeuroPace, Inc. (Nasdaq: NPCE), a medical device company focused on transforming the lives of people living with epilepsy, today provided an update on its exposure to tariffs that have been implemented. While specific policies and timing of implementation remain fluid, NeuroPace expects minimal impact to its operations and financial results.

Specifically, NeuroPace manufactures and sells the vast majority of its devices in the United States and has limited supply chain activities outside the United States for its RNS System. Similarly, the company expects no material impact on gross margin for DIXI Medical SEEG products. As a result, NeuroPace expects minimal impact to its gross margin for fiscal year 2025 and is reiterating its gross margin guidance for 2025. NeuroPace previously announced terminating its SEEG distribution agreement with DIXI Medical effective October 1, 2025 followed by a six-month wind down period through the first quarter of 2026.

In addition, NeuroPace announced that it will report financial results for the first quarter of 2025 after market close on Tuesday, May 13, 2025. The company’s management will host a corresponding conference call beginning at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by accessing a live and archived webcast of the event at (click here). Individuals interested in participating in the call via telephone may access the call by dialing +1-877-407-3982 and referencing Conference ID 13752958. The webcast will be archived on the company’s investor relations website (click here) and will be available for replay for at least 90 days after the event.

About NeuroPace, Inc.

Based in Mountain View, Calif., NeuroPace is a medical device company focused on transforming the lives of people living with epilepsy by reducing or eliminating the occurrence of debilitating seizures. Its novel and differentiated RNS System is the first and only commercially available, brain-responsive platform that delivers personalized, real-time treatment at the seizure source. This platform can drive a better standard of care for patients living with drug-resistant epilepsy and has the potential to offer a more personalized solution and improved outcomes to the large population of patients suffering from other brain disorders.

Forward Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. NeuroPace may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding: NeuroPace’s expectations, forecasts and beliefs about the impact of the U.S. government’s tariffs on the Company’s supply chain, operations, 2025 financial performance, and specifically on the Company’s gross margin and revenue guidance; NeuroPace’s use of its cash resources and ability to achieve cash flow breakeven without revenues from the DIXI Medical distribution agreement after its planned expiration; anticipated wind-down activities related to the planned expiration of the DIXI Medical distribution agreement, including with respect to sales of NeuroPace’s remaining SEEG product inventory during the six-month period following the planned expiration of the agreement, and the costs associated with any such activities; NeuroPace’s ability to maintain the gross margin for its RNS System at historical rates despite imposed tariffs; NeuroPace’s expected long-range revenue growth without revenues from the DIXI Medical distribution agreement after its planned expiration; NeuroPace’s ability to achieve its goal of making the RNS System the standard of care for the treatment of drug-resistant epilepsy patients; NeuroPace’s expectations with respect to the benefits of focusing its business, including with respect to faster development and execution on its growth opportunities and the Company’s ability to realize these benefits on the expected timelines or at all. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: actual operating results may differ significantly from any guidance provided; uncertainties related to the scale and potential impact of the U.S. government’s tariffs; risks that the impact of the U.S. government’s tariffs will be greater than anticipated and negatively affect the Company’s operations and ability to generate the predicted revenues under the 2025 revenue guidance; uncertainties related to market acceptance and adoption of NeuroPace’s RNS System and impacts to NeuroPace’s revenue for 2025 and in the future and its ability to become the standard of care for the treatment of drug-resistant epilepsy patients; risks that NeuroPace could use its cash resources sooner than expected and may not be able to achieve cash flow breakeven on the anticipated timeline or at all; risks that NeuroPace’s gross margin for its RNS System may be lower and more negatively impacted by tariffs than forecast; risks related to regulatory compliance and expectations for regulatory submissions and approvals to expand the market for NeuroPace’s RNS System; risks related to product development, including risks related to the development of AI-powered software; risks that NeuroPace will not be able to meet its long-range plans and revenue projections without DIXI Medical revenue as a result of the planned expiration of the distribution agreement and expectations regarding the impact of tariffs on the DIXI Medical revenue; and other important factors. These and other risks and uncertainties include those described more fully in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in NeuroPace’s public filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 4, 2025, as well as any other reports that it may file with the SEC in the future. Forward-looking statements contained in this announcement are based on information available to NeuroPace as of the date hereof. NeuroPace undertakes no obligation to update such information except as required under applicable law. These forward-looking statements should not be relied upon as representing NeuroPace’s views as of any date subsequent to the date of this press release and should not be relied upon as a prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of NeuroPace.

Investor Contact:

Jeremy Feffer

Managing Director

LifeSci Advisors

jfeffer@lifesciadvisors.com